EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Asure Software, Inc. on Form S-3 (File Nos. 333-182828, 333-212317, 333-216075, 333-224068 and 333-224088) and Form S-8 (File Nos. 333-175186 and 333-215097) of our report dated March 19, 2019, with respect to our audits of the consolidated financial statements of Asure Software, Inc. as of December 31, 2018 and 2017 and for the years then ended and our report dated March 19, 2019 with respect to our audit of the effectiveness of internal control over financial reporting of Asure Software, Inc. as of December 31, 2018, which reports are included in this Annual Report on Form 10-K of Asure Software, Inc. for the year ended December 31, 2018.

Our report on the consolidated financial statements refers to a change in the method of accounting for revenue from contracts with customers effective January 1, 2018.

/s/ Marcum llp

Marcum LLP

Costa Mesa, California

March 19, 2019